OPPENHEIMER REAL ESTATE FUND – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Real Estate Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           28,307,771                                284,149
David K. Downes                                        28,283,818                                308,100
Matthew P. Fink                                          28,275,899                                316,022
Edmund Giambastiani, Jr.                           28,317,281                                274,640
Phillip A. Griffiths                                        28,283,179                                308,742
Mary F. Miller                                              28,319,426                                272,495
Joel W. Motley                                            28,311,796                                280,125
Joanne Pace                                                 28,322,283                                269,638
Mary Ann Tynan                                        28,336,346                                255,574
Joseph M. Wikler                                        28,284,113                                307,808
Peter I. Wold                                                28,300,100                                291,821
William F. Glavin, Jr.                                   28,308,789                                283,132

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
22,881,599                    415,586                                616,524

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
22,928,226                    369,326                                616,156

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
22,745,903                   393,924                                773,885

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
22,911,645                    361,226                                640,841

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
22,892,196                    367,071                                654,445

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
22,859,566                   371,431                                682,714

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
22,430,952                    813,929                                668,825

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
22,733,877                   539,075                                640,758

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
22,995,453                   289,426                                628,836